EXHIBIT A

                    COMMON STOCK PURCHASE AND SALE AGREEMENT

     This Common Stock Purchase and Sale Agreement (the "Agreement"), dated December 3, 1996, by and among RGI Holdings, Inc., a Washington corporation ("RGI"); and Gabriel Capital, L.P., a Delaware limited partnership ("Gabriel"), Ariel Fund Limited, a Cayman Islands corporation ("AFL") and Ariel Management Corp., a Delaware corporation ("AMC" and, collectively with Gabriel, AFL and AMC, the "Selling Shareholders").

     WHEREAS, the Common Stock, par value $0.01 per share ("Common Stock"), of Banyan Mortgage Investment Fund, a Delaware corporation (the "Company"), is publicly traded on the New York Stock Exchange under the symbol "VMG";

     WHEREAS, the Selling Shareholders collectively beneficially own and desire to sell 3,561,900 shares of the Company's Common Stock as more particularly set forth on Schedule I attached hereto (as appropriately adjusted as necessary to reflect a stock split (including the proposed one-for-twenty-five reverse stock split), stock dividend, merger, consolidation, reclassification, recapitalization or other similar transaction, the "Shares"), which Shares constitute approximately 7.5% of the total issued and outstanding shares of Common Stock; and

     WHEREAS, Purchaser desires to purchase the Shares from the Selling Shareholders, and the Selling Shareholders desire to sell the Shares to Purchaser, upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined) the Selling Shareholders shall sell to Purchaser, and Purchaser shall purchase from the Selling Shareholders, the Shares set forth on Schedule I.

     2. Purchase Price.

         (a) The purchase price (the "Purchase Price") payable per Share to be purchased by Purchaser hereunder shall be $0.60 (appropriately adjusted as necessary to reflect a stock split (including the proposed one-for-twenty-five reverse stock split), stock dividend, merger, consolidation, reclassification, recapitalization or other similar transaction with respect to the Common Stock).

         (b) All amounts payable by Purchaser to the Selling Shareholders pursuant to this Section 2 shall be paid by wire transfer of immediately available funds in accordance with wire transfer instructions provided by Gabriel or as otherwise agreed between the parties hereto.


                               Page 10 of 22 Pages

     3. Representations and Warranties of Selling Shareholders. The Selling Shareholders, severally and not jointly, make the following representations and warranties to Purchaser (each on behalf of and with respect to itself only), each of which is true and correct on the date hereof, shall remain true and correct to and as of the Closing (as hereinafter defined) and shall survive the
Closing:

         (a) Each of the Selling Shareholders is duly organized, validly existing and in good standing under the laws of its state or other jurisdiction of organization or incorporation. Each Selling Shareholder has all requisite power and authority to enter into this Agreement and the other documents and instruments to be executed and delivered by the Selling Shareholders and to carry out the transactions contemplated hereby and thereby. All entity actions and proceedings necessary to be taken by or on the part of any of the Selling Shareholders in connection with the transactions contemplated by this Agreement have been duly and validly taken.

         (b) The  execution  and  delivery  of  this  Agreement  and  the  other documents and instruments to be executed and delivered by the Selling Shareholders and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite action.

         (c) No other act or proceeding on behalf of any Selling Shareholder or any general partner is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by the Selling Shareholders pursuant hereto or the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by the Selling Shareholders and constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by the Selling Shareholders pursuant hereto will constitute, valid and binding agreements of the Selling Shareholders enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforceability of creditors' rights generally and by general equitable principles. Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated herein will, with or without the giving of notice of the lapse of time, or both (i) conflict with or result in any violation of or default under (a) any provision of the articles of incorporation, partnership agreement, bylaws, trust agreement or other governing document, of any Selling Shareholder, (b) any note, bond, mortgage, indenture, lease, agreement or other material instrument, permit, concession, grant, franchise or license to which any Selling Shareholder is a party or by which any of their properties or assets may be bound or (c) any judgment, order, decree, injunction, statute, rule, permit, license or regulation applicable to any Selling Shareholder or any of its properties, or (ii) result in the acceleration of any material obligation or the creation of any material lien, charge or encumbrance upon any Selling Shareholder. No authorization, consent or approval of, or declaration of, filing with or notice to any governmental body or authority is necessary for the execution, delivery and performance of this Agreement by any Selling Shareholder.


                               Page 11 of 22 Pages

         (d) The Selling Shareholders are the beneficial owners of the Shares in the amounts set forth in Schedule I hereto, free and clear of all liens, claims, charges and other encumbrances, and the Shares are held by the nominee of Morgan, Stanley, as custodian, through an account on the book entry system maintained by the Depositary Trust Corporation. Upon the Closing, the Selling Shareholders shall cause to be conveyed to Purchaser or its permitted assignee good and marketable title to the Shares, free and clear of all liens, claims, charges and other encumbrances (other than those created by Purchaser or its permitted assignee). None of the Selling Shareholders has any right, directly or indirectly, to purchase or has any interest in any shares of Common Stock other than the Shares.

         (e) Neither the Selling Shareholders nor any directors, partners, offices, employees or agents thereof has retained, employed or used any broker or finder in connection with the transactions provided for herein or in connection with the negotiation thereof.

         (f) None of the Selling Shareholders has offered, directly or indirectly, any Shares beneficially owned thereby for sale, nor solicited any offer to buy any such Shares, by means of any general advertising or by any other form of general solicitation. None of the Selling Shareholders has offered, directly or indirectly, any Shares beneficially owned thereby for sale, nor solicited any offer to buy any such Shares, in any other manner that would require the sale of the Shares to be subject to the registration requirements of the Securities Act of 1933, as amended. Each of the Selling Shareholders confirms that it did not acquire any Shares with a view to, or for, resale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended, which would not be exempt from the registration requirements of such Act.

     4. Representations and Warranties of Purchaser. Purchaser makes the following representations and warranties to the Selling Shareholders, each of which is true and correct on the date hereof, shall remain true and correct to and as of the Closing, and shall survive the Closing:

         (a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington. Purchaser has all requisite power to enter into this Agreement and the other documents pursuant hereto and to carry out the transactions contemplated hereby and thereby.

         (b) The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by Purchaser pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Purchaser. No other corporate act or proceeding on the part of Purchaser or its shareholders is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by Purchaser pursuant hereto or the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by Purchaser pursuant hereto will constitute, valid and binding agreements of Purchaser, enforceable in


                               Page 12 of 22 Pages
accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally, and by general equitable principles.

         (c) Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated herein will, with or without the giving of notice or the lapse of time, or both, (i) conflict with or result in any violation of or default under (a) any provision of the Articles of Incorporation or the bylaws of Purchaser, each as amended and/or restated to date, (b) any note, bond, mortgage, indenture, lease, agreement or other material instrument, permit, concession, grant, franchise or license to which Purchaser is a party or by which any of its properties or assets may be bound or
(c) any judgment, order, decree, injunction, statute, rule, permit, license or regulation applicable to the Purchaser or any of its properties, or (ii) which result in the acceleration of any material obligation or the creation of any material lien, charge or encumbrance upon any of the assets of Purchaser. No authorization, consent or approval of, or declaration of, filing with or notice to any governmental body or authority is necessary for the execution, delivery and performance of this Agreement by Purchaser.

         (d) Neither Purchaser nor any of its directors, officers, employees or agents has retained, employed or used any broker or finder in connection with the transaction provided for herein or in connection with the negotiation thereof.

     5. Covenants of the Selling Shareholders.

         (a) From the date hereof until the Closing, each of the Selling Shareholders covenants and agrees that it will not, without the prior written consent of RGI, directly or indirectly (i) transfer any of the Shares, except to Purchaser pursuant hereto, or (ii) exercise any voting rights of the Shares or grant any proxies (except as set forth herein) or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares.

         (b) From the date hereof until the first to occur of (i) the consummation of the merger of RGI U.S. Holdings, Inc., a Washington corporation, with and into the Company or (ii) the third business day following the failure of the shareholders of the Company to approve such a merger at a meeting thereof, duly called and held, at which a proposal to approve such a merger is acted upon, or (iii) termination of the Agreement and Plan of Merger, dated as of April 12, 1996, as amended and restated as of May 20, 1996, by and among RGI U.S. Holdings, Inc., RGI and the Company, each of the Selling Shareholders covenants and agrees (on behalf of and with respect to itself only) that it will not, directly or indirectly, acquire or enter into any contract to acquire, any shares of Common Stock or any voting rights with respect to any shares of Common Stock.

     6. Conditions Precedent to Purchaser's Obligations. Each and every obligation of Purchaser to be performed on the Closing Date (as hereinafter defined) shall be subject to the satisfaction prior to or at the Closing of each of the following conditions:


                               Page 13 of 22 Pages

         (a) Each of the representations and warranties made by the Selling Shareholders in this Agreement shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made or given on and as of such Closing Date.

         (b) Each of the Selling Shareholders shall have in all material respects performed and complied with all of its agreements and obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date, including the delivery of the closing documents specified in
Section 9.

         (c) No injunction or restraining order shall have been issued by any court of competent jurisdiction that enjoins consummation of the transactions contemplated hereby.

     7. Conditions Precedent to Selling Shareholders' Obligations. Each and every obligation of the Selling Shareholders to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing on such date of the following conditions:

         (a) Each of the representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date.

         (b) Purchaser shall have in all material respects performed and complied with all of its agreements and obligations under this Agreement which are to be performed and complied with by it or prior to or on the Closing Date, including the delivery of the closing documents specified in Section 10.

         (c) No injunction or restraining order shall have been issued by a court of competent jurisdiction that enjoins consummation of the transactions contemplated hereby.

     8. Closing. The closing of the purchase and sale of the Shares (the "Closing") shall take place on December 6, 1996, or at such other time and place as the parties hereto shall agree upon in writing. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

     9. Documents to Be Delivered by the Selling Shareholders at the Closing. At the Closing the Selling Shareholders shall deliver, or cause to be delivered, to Purchaser the following documents, in each case duly executed or otherwise in proper form:

         (a) Either (i) stock certificates, duly endorsed for transfer or with duly executed stock powers attached thereto, representing the Shares, or (ii) other customary evidence of transfer of the Shares in a broker trade on customary terms.


                               Page 14 of 22 Pages

         (b) A validly executed irrevocable proxy in the form attached hereto as Exhibit A.

     10. Documents to Be Delivered by Purchaser at the Closing. At the Closing, Purchaser shall deliver to Gabriel, on behalf of the Selling Shareholders, a wire transfer in payment of the aggregate Purchase Price for the Shares as provided in Section 2 above.

     11. Termination. This Agreement may be terminated by the Selling Shareholders, on one hand, or the Purchaser, on the other hand, if the Closing shall not have been consummated prior to 4:00 p.m. (Eastern Standard Time) on December 6, 1996; provided, however, that the obligations of each of the parties hereto under Sections 13, 16 and 17 shall continue in full force and effect notwithstanding any such termination, and that no party shall be relieved from any liability of any kind or nature whatsoever resulting from or arising out of a breach thereby of this Agreement occurring prior to such termination.

     12. Further Assurances. From time to time prior to, at and after the Closing, each party hereto shall execute all such instruments and take all such actions as any other party hereto shall reasonably request in connection with carrying out and effectuating the transactions contemplated by this Agreement.

     13. Notices. Any notices required or allowed to be furnished pursuant to the terms hereof shall be provided to the Selling Shareholders and Purchaser at the addresses set forth with their signatures below. Notices hereunder shall be in writing and may be hand delivered, mailed, delivered by overnight courier service or, if facsimile numbers are provided below, transmitted by facsimile. If mailed, such notices shall be sent by certified mail, postage prepaid, return receipt requested. The date which is three (3) business days after the date of mailing shall be deemed to be the date on which the notice was given. The postmark affixed to such notice by the U.S. Post Office shall be conclusively presumed to be the date of mailing for purposes of this Section. In the case of notices given by hand delivery or overnight courier, such notices shall be deemed given on the date of the actual receipt. If transmitted by facsimile, such notices shall be deemed given on the date of the actual receipt of a complete, legible facsimile transmission, except that if a facsimile transmission is received after business hours or on a weekend or holiday, then the notice shall be deemed given on the next business day following the receipt of the facsimile transmission.

     14. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the conflicts of law provisions thereof.

     15. Assignment.

         (a) The rights and obligations of a party hereunder may not be assigned, transferred or encumbered without the prior written consent of the other parties.


                               Page 15 of 22 Pages

         (b) This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto. Nothing contained herein shall be deemed to confer upon any other person any right or remedy under or by reason of this Agreement.

     16. Expenses. Except as hereinafter set forth, each of the parties hereto shall bear its own expenses and the expenses of its counsel and other agents in connection with the transactions contemplated hereby.

     17. Saturdays, Sundays and Legal Holidays. If the time for performance of any of the terms, conditions and provisions hereof shall fall on a Saturday, Sunday or legal holiday, then the time of such performance shall be extended to the next business day thereafter.

     18. Usage of Gender Specific Terms. As used herein, each of the masculine, feminine and neuter genders shall include the other genders, the singular shall include the plural, and the plural shall include the singular, wherever appropriate to the context.

     19. Entire Agreement; Amendment. This Agreement embodies the entire agreement of the parties with respect to the transactions contemplated herein, including the purchase and sale of Shares, and all prior understandings and agreements of the parties relating thereto are merged herein. This Agreement may not be modified in any manner whatsoever except by a written instrument signed by the Selling Shareholders and the Purchaser.

     20. Waiver. No delay in exercising any right or remedy of any of the parties hereunder shall constitute a waiver thereof, and no waiver by the Selling Shareholders or Purchaser of the breach of any covenant of this Agreement shall be construed as a waiver of any preceding or succeeding breach of the same or any other covenant or condition of this Agreement.

     21. Headings. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

     22. Severability. If any term, covenant or condition of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid or unenforceable provision has never been contained herein.

     23. Public Announcements. The parties shall mutually agree on the content and timing of any public disclosure in relation to the transactions contemplated hereby, subject to applicable requirements of law (including, but not limited to, the filing of amended Schedule 13Ds).

     24. Execution. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same


                               Page 16 of 22 Pages
instrument. Any party may execute this Agreement by transmitting a copy of its signature by facsimile to the other parties. In such event the signing party shall deliver an original of the signature page to each of the other parties within one business day of signing, and failure to so deliver such originals shall result in the facsimile copy of that party's signature being treated as an original.

     IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date and year first above written.

SELLING
SHAREHOLDERS:                          GABRIEL CAPITAL, L.P.

                                       By: /s/ Jack N. Mayer
                                           -----------------
                                            Name:  Jack N. Mayer
                                            Title: Authorized Agent

                                       Address: 450 Park Avenue
                                                New York, New York  10022

                                       Facsimile No.: (212) 838-9603


                                       ARIEL FUND LIMITED

                                       By:  ARIEL MANAGEMENT CORP.

                                            By:/s/ Jack N. Mayer
                                               -----------------
                                               Name: Jack N. Mayer
                                               Title: Authorized Agent

                                       Address: 450 Park Avenue
                                                New York, New York  10022

                                       Facsimile No.: (212) 838-9603


                               Page 17 of 22 Pages

                                       ARIEL MANAGEMENT CORP.

                                       By:/s/ Jack N. Mayer
                                          -----------------
                                            Name: Jack N. Mayer
                                            Title: Authorized Agent

                                       Address: 450 Park Avenue
                                                New York, New York  10022

                                       Facsimile No.: (212) 838-9603


PURCHASER:                             RGI HOLDINGS, INC.

                                       By:/s/ Kenneth L. Uptain
                                          ---------------------
                                          Name: Kenneth L. Uptain
                                          Its:  President

                                       Address:  1420 Fifth Avenue
                                                 Suite 4200
                                                 Seattle, Washington  98101

                                       Facsimile No.:  (206) 448-0404


                               Page 18 of 22 Pages

                                   SCHEDULE I

                         Banyan Mortgage Investment Fund
                                  Common Stock



         Holder                                  Shares
         ------                                  ------


Gabriel Capital, L.P.                             1,349,962

Ariel Fund Limited                                1,991,103

Ariel Management Corp.                              220,835


                               Page 19 of 22 Pages

                                                                       EXHIBIT A


                                IRREVOCABLE PROXY

     By its execution hereof, each of the undersigned hereby irrevocably constitutes and appoints RGI Holdings, Inc., a Washington corporation ("RGI"), as its true and lawful proxy and attorney-in-fact, with respect to the portion of the 3,561,900 shares ( as appropriately adjusted as necessary to reflect a stock split, stock dividend, merger, consolidation, reclassification, recapitalization or other similar transaction, the "Shares") of common stock, par value $.01 per share ("Common Stock"), of Banyan Mortgage Investment Fund, a Delaware corporation (the "Company"), beneficially owned by it as of the date hereof and identified on Schedule I hereto, to: (i) vote at any annual or special meeting of the stockholders of the Company, to take any action, including without limitation, adopting a proposed merger of RGI U.S. Holdings, Inc. with and into the Company, amending the Company's certificate of incorporation to reclassify, combine and convert each twenty-five issued and outstanding shares of the Company's Common Stock into one issued and outstanding share, to adopt an Amended and Restated Certificate of Incorporation of the Company that, among other things, changes Banyan's name to "Legend Properties, Inc.", and electing directors; (ii) to exercise written consent in lieu of voting with respect to the matters set forth in the preceding clause (i); and
(iii) to execute, acknowledge, swear to and file in the name, place and stead of the undersigned any proxy, consent, approval, or other documents to be executed by the stockholders in connection with the items set forth in the preceding clauses (i) and (ii). The proxy granted hereby is irrevocable and is given in connection with the purchase by RGI of the Shares pursuant to a Common Stock Purchase and Sale Agreement dated December 3, 1996 (the "Purchase Agreement"), by and among RGI and Gabriel Capital, L.P., Ariel Fund Limited and Ariel Management Corp.; provided, however, that this Irrevocable Proxy shall automatically terminate and be of no further force or effect with respect to any Shares as of June 30, 1997.

     IN WITNESS WHEREOF, each of the undersigned has executed this Irrevocable Proxy as of the ____ day of December, 1996.



                                       GABRIEL CAPITAL, L.P.

                                       By:_____________________________
                                            Name:  Jack N. Mayer
                                            Title: Authorized Agent

                                       Address: _______________________
                                                _______________________
                                                _______________________

                                       Facsimile No.: _________________


                               Page 20 of 22 Pages

                                       ARIEL FUND LIMITED

                                       By:  ARIEL MANAGEMENT CORP.

                                            By:________________________
                                            Name: Jack N. Mayer
                                            Title: Authorized Agent

                                       Address: _______________________
                                                _______________________
                                                _______________________

                                       Facsimile No.: _________________


                                       ARIEL MANAGEMENT CORP.

                                       By:_____________________________
                                            Name: Jack N. Mayer
                                            Title: Authorized Agent

                                       Address: _______________________
                                                _______________________
                                                _______________________

                                       Facsimile No.: _________________


                               Page 21 of 22 Pages

                                   SCHEDULE I

                         Banyan Mortgage Investment Fund
                                  Common Stock



         Holder                                   Shares
         ------                                   ------


Gabriel Capital, L.P.                            1,349,962

Ariel Fund Limited                               1,991,103

Ariel Management Corp.                             220,835


                               Page 22 of 22 Pages